Exhibit 99.1

Press release

RBC Bearings Incorporated Announces Share Repurchase Program

Oxford, CT—August 31, 2006—RBC Bearings Incorporated (Nasdaq: ROLL), a leading international manufacturer of highly-engineered precision plain, roller and ball bearings for the industrial, defense and aerospace industries, today announced that its Board of Directors has authorized the repurchase of up to $7,500,000 of the Company’s common stock.

“This stock repurchase program underscores our belief in RBC’s market positioning and long-term prospects,” said Dr. Michael J. Hartnett, Chairman, President and Chief Executive Officer. “Repurchasing stock at current valuation levels is a prudent use of cash and represents an opportunity to enhance long-term shareholder value.  This repurchase program will help offset dilution from outstanding options, warrants and restricted stock, while allowing us to continue to execute on our operational and strategic growth initiatives.”

The repurchase program is effective immediately and may be conducted from time to time in the open market or through block trades or privately negotiated transactions.  The timing and amount of specific repurchases are subject to the requirements of the Securities and Exchange Commission, market conditions, alternative uses of capital and other factors. Purchases may be commenced, suspended or discontinued at any time without prior notice.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components.  Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products requiring sophisticated design, testing and manufacturing capabilities for the diversified industrial, aerospace and defense markets.  Headquartered in Oxford, Connecticut, RBC Bearings currently employs approximately 1,700 people and operates 15 manufacturing facilities in three countries.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.”  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items, any statement of the plans, strategies and objectives of management for future operations; any statements concerning liquidity or future financial flexibility; any statements of belief; characterization of the Company’s ability to control contingent liabilities; any anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing.  Forward-looking statements may include the words “may”,

“estimate”, “intend”, “continue”, “believe”, “expect”, “anticipate” and other similar words.  Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company.  These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, the Company’s ability to meet its debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10K for the fiscal year ended April 1, 2006 and other filings made by the Company with the Securities and Exchange Commission.  The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statement.

Contacts

RBC Bearings

Daniel A. Bergeron

203-267-5028

dbergeron@rbcbearings.com

Ashton Partners

Lauren Murphy

617-275-8745

investors@rbcbearings.com